Exhibit 99

Investor Inquiries:	Tom Crocker	Media Inquiries:	Andrew Merrill, David Pitts
	Chief Executive Officer		The Abernathy MacGregor Group
	(561) 447-1800		(212) 371-5999

FOR IMMEDIATE RELEASE

KOGER EQUITY ANNOUNCES NON-CORE ASSET SALE

Boca Raton, Fla. – August 23, 2001 – Koger Equity, Inc. (NYSE: KE) today announced that it has entered into an agreement to sell select non-core assets to AREIF Realty Trust, Inc., an affiliate of Apollo Real Estate Advisors, LP. Included in the sale are ten properties comprising 75 suburban office buildings and one retail center located throughout San Antonio and Austin, TX, Greensboro and Charlotte, NC, Greenville, SC, and Birmingham, AL. Total consideration for the transaction, including cash and the exchange of Apollo’s equity interest in Koger, is valued at over $300 million. Under the terms of the transaction, Koger today initiated a marketing period through its financial advisors during which other bidders may submit competing offers to purchase the assets associated with this agreement.

The portfolio, which contains more than 3.9 million rentable square feet, will be purchased by AREIF for consideration including $208.3 million cash, the exchange of AREIF’s 5.73 million common share interest in Koger and a membership interest in the AREIF subsidiary entity acquiring the assets. The membership interest will provide Koger with a 20% participation in the net cash flow from the disposed assets after AREIF has received a 15% internal rate of return on its equity investment. The sale is expected to result in a tax gain of approximately $33.3 million, which will vary depending upon the value of AREIF’s Koger shares at the date of the closing and other closing adjustments.

The net cash proceeds from this sale are expected to be used to fund strategic investment opportunities in higher-growth markets, repay debt and fund a one-time special gain distribution to Koger shareholders. The per share amount of the one-time special gain distribution will vary depending upon the final amount of the gain and the number of shares outstanding at the record date of the dividend, but is anticipated to be approximately $1.50, based on a share price of $16.50. Koger will continue to manage the disposed assets and receive a standard property management fee after the transaction closes.

In a joint statement, Victor Hughes, Chairman of Koger, and Tom Crocker, Chief Executive Officer of Koger, stated, “This unique transaction with Apollo exemplifies our strategy to maximize shareholder value by repositioning our portfolio through select asset sales and reinvestment in opportunities with higher growth and ROE prospects. As a result of this transaction, our shareholders will benefit from the ownership of shares in a company with a focused strategy, significant balance sheet strength and improved financial flexibility in addition to receiving a special cash distribution.”

John Jacobsson of Apollo said, “The transaction is a win-win for Koger and Apollo. While Koger is able to exit non-strategic markets in a single transaction at an attractive valuation, Apollo is able to acquire a portfolio of assets and achieve target equity returns by utilizing substantially higher leverage than a REIT would typically employ.”

Highlights of the transaction include:

•	By selling assets at net asset value (NAV) in exchange for securities valued at a discount to Koger’s NAV, the transaction will be immediately accretive to NAV per share

•	Koger’s portfolio will be repositioned to focus on a select number of stronger core markets with newer assets experiencing higher current occupancy rates

•	With the enhanced liquidity afforded by the transaction, Koger will be well positioned to take advantage of real estate and investment opportunities, including repurchasing shares under its previously approved share buyback program

•	It is the intention of Koger management to direct the Company into higher-growth, higher-margin investment opportunities in attractive core markets and to supplement its own capital with that of other institutional partners

•	Redeployment of transaction proceeds is expected to increase Koger’s long-term funds from operations and cash available for distribution per share growth rates and overall return on equity

As part of the marketing process, Koger’s Board of Directors will determine whether a more attractive alternative transaction exists subject to certain terms and conditions of the transaction agreement. If the Company does not accept a competing bid identified through this process, AREIF and Koger will proceed to close the agreed upon acquisition, which the two Companies anticipate would occur late in the fourth quarter of 2001. In addition, AREIF is not permitted to revise its offer during the marketing period under the terms of the transaction agreement.

With the announcement of this transaction, Koger may repurchase shares in the open market pursuant to its previously authorized share repurchase plan.

Morgan Stanley acted as financial advisor and provided a fairness opinion to a special committee of Koger’s Board of Directors.

Portfolio Details

The following table includes a summary description of the properties included in the sale portfolio:

Center	Year(s) Completed	Net Rentable Area (SF)	# of Bldgs.	Occupancy (%)(1)	NOI(2) ($MM)
Austin	1973-1985	441,170	12	94	$5.7

Birmingham Colonnade Office	1989-2000	453,855	5	85	4.7

Birmingham Colonnade Retail	1989	112,186	1	70	0.9

Charlotte Carmel	1991-1998	322,624	3	93	3.8

Greensboro South	1976-1988	688,030	13	69	4.3

Greensboro Wendover	1999	89,986	1	72	0.8

Greenville Roper Mountain	1974-1998	402,483	9	83	3.8

Greenville Park Central	1982-1986	157,936	3	83	1.3

San Antonio West	1969-1999	1,057,746	27	83	7.2

San Antonio Airport	1982-1986	231,764	2	97	2.3

Total / Wtd. Avg.:		3,957,780	76	83	$34.8

(1)	As of June 30, 2001

(2)	Annualized based on six months ended June 30, 2001.

Financial Community Conference Call

Koger Equity will host an analyst and investor conference call on August 24, 2001 at 9:00 a.m. Eastern Daylight Time to discuss the transaction. To participate in the teleconference, please dial 800-621-5344 (international callers: 212-346-6400). A telephone replay will be available beginning an hour following the call until August 31, 2001 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-633-8284 (international callers: 858-812-6440) and enter code 19588822. Supplemental information regarding the transaction will also be available on the company’s Web site at www.koger.com.

About Koger Equity

Koger Equity, Inc. (NYSE: KE) owns and operates 20 suburban office parks and four freestanding buildings, containing 10.9 million rentable square feet, located in 13 cities in the Southeast and Southwest.

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Koger Equity, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from Koger Equity’s expectations are set forth as risk factors in the company’s SEC reports and filings, including its annual report on Form 10-K. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents; its ability to achieve economies of scale over time; the demand for tenant services beyond those traditionally provided by landlords; changes in interest rates; changes in operating costs; its ability to attract and retain high-quality personnel at a reasonable cost in a highly competitive labor environment; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; and its ability to complete current and future development projects on schedule and on budget. Many of these factors are beyond Koger Equity’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements contained or incorporated by reference herein, Koger Equity claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

KOGER

Supplemental Information

Transaction Highlights

August 24, 2001

Transaction Summary

- 75 suburban office buildings and one retail center encompassing four million square feet located in secondary and tertiary markets throughout the Southeast and Texas
- $208.3 million in cash
- 5,733,772 shares of Koger's common stock
- 20% promoted interest after buyer's return on its equity investment of 15%
- Property management contract

Transaction Highlights

STRATEGIC

- Exit non-core, lower growth assets and markets
- Improved complexion of remaining Koger assets

FINANCIAL

- Initially dilutive to earnings, but accretive to net asset value
- Improved leverage statistics
- Enhanced liquidity and cash balances available for:
    - Reinvestment in higher ROE opportunities
    - Repurchase stock
- Dividend remains constant

Real Estate Valuation

• Purchase Price (1)	$305.5 Million
• Price PSF	$77
• Occupancy	83% (8/01)
• In Place NOI	$34.1 Million (8/01)
• Cap Rate	11.2%
• Year one cash return	8.3%
• Three year cash return	9.9%
• Promote	20% after a 15% return to Apollo

(1) Stock valued at closing price 8/22/01 ($16.50). Higher value using NAV per share. Promote present value at $2.6 million. Present value of management contract $400,000.

Transaction Sale Assets

Center	Type	Location	NRA	Age	# of Bldgs	Avg. Lease Size	6/30/01 % Occ
Austin	Mid-rise Office	Austin, TX	441,170	21	12	2,509	94%
Birmingham Colonnade	Mid-rise Office	Birmingham, AL	453,855	9	5	10,383	85%
The Shops of Colonnade	Community Ctr.	Birmingham, AL	112,186	12	1	2,485	70%
Charlotte Carmel	Mid-rise Office	Charlotte, NC	322,624	6	3	6,827	93%
Greensboro South	Mid-rise Office	Greensboro, NC	688,030	19	13	2,984	69%
Greensboro Wendover	Mid-rise Office	Greensboro, NC	89,986	2	1	5,407	72%
Greenville Park Central	Mid-rise Office	Greenville, SC	157,936	17	3	2,345	83%
Greenville Roper Mt.	Mid-rise Office	Greenville, SC	402,483	16	9	2,790	83%
San Antonio West	Mid-rise Office	San Antonio, TX	1,057,746	21	27	3,779	83%
San Antonio Airport	Mid-rise Office	San Antonio, TX	231,764	17	2	3,030	97%
Total			3,957,780	16	76	3,531	83%

Average Building Size 52,076

Koger Net Rentable Area Distribution

Current

Tampa - St. Pete 6%
Tallahassee 8%
Austin 4%
Atlanta 14%
Birmingham 5%
Charlotte 10%
Greensboro 7%
Greenville 5%
Jacksonville 11%
Memphis 5%
Orlando 12%
Richmond 1%
San Antonio 12%

After Sale

Tallahassee 12%
Charlotte 10%
Jacksonville 17%
Memphis 8%
Orlando 19%
Richmond 2%
Tampa - St. Pete 10%
Atlanta 22%

Koger Markets After Sale

City	Market Size	Koger Owns	# of Bldgs	Age	2000 Absorption
Atlanta	118,983,111	1,554,234	25	17	4,531,539
Tampa/St. Petersburg	59,845,408	666,714	15	15	791,570
Orlando	44,506,753	1,297,116	28	17	2,577,435
Charlotte	33,504,244	709,095	15	14	2,370,075
Richmond	22,499,274	145,008	1	13	1,376,710
Memphis	20,050,000	523,816	6	8	600,000
Jacksonville	18,769,919	1,165,266	11	6	363,005
Tallahassee	5,668,863	834,954	19	19	150,000
Total	323,827,572	6,896,203	120	14	12,760,334
Average	40,478,447				1,595,042

Sources: CBRichard Ellis, ONCOR & Colliers International

Portfolio Overview After Sale

Memphis
• Germantown (6)
Memphis
Richmond
Richmond
• Paragon Place (1)
Charlotte
Charlotte
• University (2)
• Vanguard (13)
Atlanta
• Chamblee (21)
• Gwinnett Place (3)
• Perimeter (1)
Atlanta
Tallahassee
Jacksonville
Jacksonville
• Baymeadows (7)
• Jacksonville - JTB (4)
Tallahassee
• Tallahassee (19)
Orlando
St. Petersburg
St. Petersburg
• St. Petersburg (15)
Orlando
• Central (21)
• Lake Mary (2)
• University (5)

Pro Forma Summary Statistics

	Current	After Transaction	%
Average Market Size	31,448,745 sf	40,478,447 sf	28.7% ↑
Average Absorption	1,071,234 sf	1,595,042 sf	48.9% ↑
Number Of Markets	13	8	
Net Rentable Area	10,853,983 sf	6,896,203 sf	36.5% ↓
Average Age	15 years	14 years	6.7% ↓
Occupancy (6/30/01)	87.6%	90.3%	3.1% ↑
Average Building Size	55,377 sf	57,468 sf	3.8% ↑
Average Lease Size	5,300 sf	7,201 sf	35.9% ↑
Average Lease Term	3.3 years	3.8 years	15.2% ↑

- Larger markets with stronger absorption
- Better quality assets and tenants in remaining portfolio

Pro Forma Balance Sheet*

	Historical June 30, 2001	Pro forma Adjustment	Pro forma
Net real estate assets	$ 811,247	$ (252,535)	$ 558,712
Cash	8,537	70,617	79,154
Other assets	29,657	(4,929)	24,728
Total assets	$ 849,441	$ (186,847)	$ 662,594
Debt	$ 342,004	$ (91,000)	$ 251,004
Other liabilities	36,774	(5,737)	31,037
Total liabilities	378,778	(96,737)	282,041
Equity & minority interest	470,663	(90,110)	380,553
Total debt & equity	$ 849,441	$ (186,847)	$ 662,594
Fully-diluted shares	27,869	(5,734)	22,135

* Pro forma balance sheet items may vary based on conditions at the time of closing.

Impact on FFO and CAD

- Assuming no reinvestment of proceeds, transaction is dilutive to earnings
  - Losing in-place NOI of $34 MM
  - Repaying approximately $91 MM of debt (LIBOR + 145 bp)
  - Gaining approximately $71 MM of cash
  - "Repurchasing" 5.7 MM shares of stock
- Special tax gain dividend of approximately $1.50 per share [1]

(1) Subject to stock price and number of shares outstanding at closing, as well as other closing adjustments

Transaction is Accretive to NAV

- Selling real estate assets at NAV
- Receiving stock consideration at less than NAV
- Further NAV accretion if proceeds used to:

  -Repurchase stock below NAV

  -Higher ROE investment opportunities